Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-152426, 333-54230, 333-102051, 333-147977, 333-186072, 333-172605, 333-153548 and 333-152426) of LTX-Credence Corporation of our report dated July 26, 2013 relating to the audited financial statements of Everett Charles Technologies attached as Exhibit 99.1 of the Form 8-K/A amendment to Current Report on Form 8-K of LTX-Credence Corporation dated December 2, 2013.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 10, 2014